Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On November 1, 2024 (the “Closing Date”), Kewaunee Scientific Corporation (“Kewaunee”, or the “Company”) completed an acquisition (the “Acquisition”) of Nu Aire, Inc. (“Nu Aire”) pursuant to the terms of the Securities Purchase Agreement (the “Purchase Agreement”), dated as of the Closing Date, by and among the Company, Nu Aire, Richard A. Peters, William F. Peters, Rita Peters Revocable Trust, and any amendments thereto (“Rita Trust”), Richard A. Peters Irrevocable Trust dated May 18, 2020, and any amendments thereto (“R. Peters 2020 Trust”), Richard A. Peters Revocable Trust, and any amendments thereto (“R. Peters 2005 Trust”), Karan A. Peters Revocable Trust, and any amendments thereto (“K. Peters Trust”), William F. Peters 2023 Irrevocable Trust dated December 20, 2023, and any amendments thereto (“W. Peters 2023 Trust”), William F. Peters Revocable Trust, and any amendments thereto (“W. Peters Trust” and, together with Richard A. Peters, William F. Peters, Rita Trust, R. Peters 2020 Trust, R. Peters 2005 Trust, K. Peters Trust, and W. Peters 2023 Trust, the “Sellers” and each, a “Seller”) and William F Peters as Sellers’ Representative.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of October 31, 2024 gives effect to the Acquisition and the debt financing (see “Description of the Financing” for explanation of the debt financing) as if those transactions had been completed on October 31, 2024. The unaudited pro forma condensed combined statements of operations for the year ended April 30, 2024 and the six months ended October 31, 2024 give effect to the Acquisition and the debt financing as if those transactions had occurred on May 1, 2023, the first day of Kewaunee’s fiscal year 2024 and combines the historical results of Kewaunee and Nu Aire.

The historical financial statements of Kewaunee and Nu Aire have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are transaction accounting adjustments which are necessary to account for the Acquisition and the debt financing, in accordance with U.S. GAAP. The unaudited pro forma adjustments are based upon available information and certain assumptions that our management believes are reasonable.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed combined financial information;

•

The separate audited financial statements of Kewaunee as of and for the fiscal year ended April 30, 2024 and the related notes, included in Kewaunee’s Annual Report on Form 10-K for the fiscal year ended April 30, 2024;

•

The separate unaudited financial statements of Kewaunee as of and for the six months ended October 31, 2024 and the related notes, included in Kewaunee’s Quarterly Report on Form 10-Q for the period ended October 31, 2024; and

•	The separate audited financial statements of Nu Aire as of and for the fiscal year ended September 30, 2024 and the related notes, included as an exhibit to this Form 8-K/A.

Description of the Financing

Kewaunee purchased all of the outstanding capital stock of Nu Aire from the Sellers for $55 million in the aggregate (the “Purchase Price”), subject to adjustments for debt, cash, transaction expenses and net working capital, as further described in the Purchase Agreement (the “Transaction”). The Company funded the Purchase Price with a combination of proceeds from a Loan Agreement (as defined below) with PNC Bank, National Association (“PNC”) and subordinated notes issued to the Sellers in conjunction with the closing of the Acquisition (the “Seller Notes”). The Loan Agreement and the Seller Notes are collectively referred to herein as the “debt financing” or “financing”.

Loan Agreement

On the Closing Date, Kewaunee entered into a Loan Agreement with PNC. The loans governed by the Loan Agreement include:

•

a $20 million committed senior secured revolving line of credit facility (the “Revolving Credit Facility”), which contains an option to increase the facility by an additional $10 million upon request by Kewaunee and approval by PNC, in its discretion; and

•	a $15 million term loan (the “Term Loan”).

The Revolving Credit Facility and Term Loan mature on the 5-year anniversary of the Closing, or November 1, 2029.

For the Revolving Credit Facility, the interest rate will be selected by Kewaunee at each advance from one of two options. Option one will be a base rate option which will be the highest of the following: (1) PNC prime rate, (2) an overnight bank funding rate as determined by the Federal Reserve Bank of New York plus 50 basis points, or (3) the sum of the daily simple secured overnight financing rate administered by the Federal Reserve Bank of New York, as adjusted by PNC, plus 100 basis points, plus 10 basis points in each case increased by an Applicable Margin of 50 to 100 basis points determined by the ratio of senior debt to Kewaunee’s EBITDA. Option two will be a daily secured overnight financing rate plus 150 to 200 basis points determined by the ratio of senior debt to Kewaunee’s EBITDA and plus 10 basis points. There is an unused fee of 0.15% to 0.25%, determined by the ratio of senior debt to Kewaunee’s EBITDA, of the unused daily balance of the Revolving Credit Facility. This unused fee is calculated on the basis of a 360-day year for the actual number of days elapsed and paid quarterly.

For the Term Loan, the principal will be paid in 60 substantially equal monthly installments commencing on the Closing Date. Interest will be paid at the same time and calculated on the outstanding principal balance at an interest rate equal to the rate under Option two of the Revolving Credit Facility.

Seller Notes

As noted above, $23 million of the Purchase Price was paid by the issuance of the Seller Notes entered into by and between Kewaunee and each Seller on the Closing Date. The Seller Notes will accrue interest at 8% per annum and will mature on the third anniversary of the Closing, at which time the outstanding principal amount and all unpaid accrued interest will become due and payable by the Company.

The rights of the Sellers to receive payments under the Seller Notes are subordinate to the rights of PNC under the Loan Agreement pursuant to the separate Subordination Agreements that the Sellers entered into with PNC on the Closing Date in connection with the Transaction.

Accounting for the Acquisition

The Acquisition is being accounted for as a business combination using the acquisition method with Kewaunee as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under this method of accounting, the aggregate consideration will be allocated to Nu Aire’s assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the Acquisition. The process of valuing the net assets of Nu Aire immediately prior to the Acquisition, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the estimated fair value of the consideration transferred and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the aggregate acquisition consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value. Refer to Note 1 – Basis of Presentation for more information.

All financial data included in the unaudited condensed combined financial information is presented in thousands of U.S. Dollars and shares, except per share amounts, and has been prepared on the basis of U.S. GAAP and Kewaunee’s accounting policies.

The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Acquisition and the debt financing had been completed on the dates set forth above, nor is it indicative of the future results or financial position of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of October 31, 2024

($ in thousands)

	Kewaunee Scientific Corporation Historical As of October 31, 2024	Nu Aire, Inc. Reclassed As of October 31, 2024 (Note 2)	Transaction Accounting Adjustments	(Note 4)	Transaction Accounting Adjustments – Financing	(Note 4)	Pro Forma Combined
Assets
Current Assets:
Cash and cash equivalents	$25,963	$1,245	$(29,055)	(a)	$20,050	(a)	$18,203
Restricted cash	3,701	—	—		—		3,701
Receivables, less allowance	41,885	10,650	—		—		52,535
Inventories	18,659	13,108	636	(b)	—		32,403
Prepaid expenses and other current assets	6,228	827	—		—		7,055

Total Current Assets	$96,436	$25,830	$(28,419)		$20,050		$113,897
Net Property, Plant and Equipment	16,990	2,514	4,581	(c)	—		24,085
Goodwill	—	—	(9,971)	(d)	23,000	(d)	13,029
Other intangible assets, net	—	—	18,600	(e)	—		18,600
Right of use assets	6,941	6,320	1,244	(f)	—		14,505
Deferred income taxes	8,305	618	(5,263)	(g)	—		3,660
Other assets	5,806	7	—		53	(h)	5,866

Total Assets	$134,478	$35,289	$(19,228)		$43,103		$193,642

Liabilities and Stockholders’ Equity
Current Liabilities:
Short-term borrowings	$805	$—	$—		$—		$805
Current portion of financing liability	750	—	—		3,000	(h)	3,750
Current portion of financing lease liabilities	109	—	—		—		109
Current portion of operating lease liabilities	2,112	1,311	—		—		3,423
Accounts payable	21,458	4,293	—		—		25,751
Employee compensation and amounts withheld	3,708	2,642	—		—		6,350
Deferred revenue	6,239	636	—		—		6,875
Other accrued expenses	1,290	1,890	698	(i)	—		3,878

Total Current Liabilities	$36,471	$10,772	$698		$3,000		$50,941
Long-term portion of financing liability	27,032	—	—		40,103	(h)	67,135
Long-term portion of financing lease liabilities	156	—	—		—		156
Long-term portion of operating lease liabilities	5,035	5,289	—		—		10,324
Accrued pension and deferred compensation costs	3,625	—	—		—		3,625
Deferred income taxes	1,042	—	—		—		1,042
Other non-current liabilities	460	—	—		—		460

Total Liabilities	$73,821	$16,061	$698		$43,103		$133,683

Commitments and Contingencies
Stockholders’ Equity:
Common stock	7,353	30	(30)	(j)	—		7,353
Additional paid-in-capital	4,885	12	(12)	(j)	—		4,885
Retained earnings	52,715	19,186	(19,884)	(j)	—		52,017
Accumulated other comprehensive loss	(3,574)	—	—		—		(3,574)
Common stock in treasury, at cost	(2,051)	—	—		—		(2,051)

Total Kewaunee Scientific Corporation Stockholders’ Equity	$59,328	$19,228	$(19,926)		$—		$58,630
Non-controlling interest	1,329	—	—		—		1,329

Total Stockholders’ Equity	60,657	19,228	(19,926)		—		59,959

Total Liabilities and Stockholders’ Equity	$134,478	$35,289	$(19,228)		$43,103		$193,642

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For The Six Months Ended October 31, 2024

($ and shares in thousands, except per share amounts)

	Kewaunee Scientific Corporation Historical Six Months Ended October 31, 2024	Nu Aire, Inc. Reclassed Six Months Ended October 31, 2024 (Note 2)	Transaction Accounting Adjustments	(Note 5)	Transaction Accounting Adjustments – Financing	(Note 5)	Pro Forma Combined	(Note 5)
Net sales	$96,157	$36,224	$—		$—		$132,381
Cost of products sold	69,717	25,885	9	(a)	—		95,611

Gross profit	26,440	10,339	(9)		—		36,770
Operating expenses	19,431	9,125	905	(b)	5	(c)	29,466

Operating profit	7,009	1,214	(914)		(5)		7,304
Other income, net	266	572	—		—		838
Interest expense	(914)	—	—		(1,734)	(c)	(2,648)

Profit before income taxes	6,361	1,786	(914)		(1,739)		5,494
Income tax (benefit) expense	1,108	18	(192)	(d)	(365)	(d)	569

Net earnings	5,253	1,768	(722)		(1,374)		4,925
Less: Net earnings attributable to the non-controlling interest	52	—	—		—		52

Net earnings attributable to Kewaunee Scientific Corporation	$5,201	$1,768	$(722)		$(1,374)		$4,873

Net earnings per share attributable to Kewaunee Scientific Corporation stockholders
Basic	$1.82						$1.70	(e)
Diluted	$1.75						$1.64	(e)
Weighted average number of common shares outstanding
Basic	2,861						2,861
Diluted	2,971						2,971

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended April 30, 2024

($ and shares in thousands, except per share amounts)

	Kewaunee Scientific Corporation Historical Year Ended April 30, 2024	Nu Aire, Inc. Reclassed Year Ended April 30, 2024 (Note 2)	Transaction Accounting Adjustments	(Note 5)	Transaction Accounting Adjustments – Financing	(Note 5)	Pro Forma Combined	(Note 5)
Net sales	$203,755	$80,875	$—		$—		$284,630
Cost of products sold	151,704	55,054	638	(a)	—		207,396

Gross profit	52,051	25,821	(638)		—		77,234
Operating expenses	33,770	20,169	2,467	(b)	11	(c)	56,417

Operating profit	18,281	5,652	(3,105)		(11)		20,817
Pension expense	(4,177)	—	—		—		(4,177)
Other income, net	814	418	—		—		1,232
Interest expense	(1,799)	—	—		(3,479)	(c)	(5,278)

Profit before income taxes	13,119	6,070	(3,105)		(3,490)		12,594
Income tax (benefit) expense	(5,938)	1,034	(652)	(d)	(733)	(d)	(6,289)

Net earnings	19,057	5,036	(2,453)		(2,757)		18,883
Less: Net earnings attributable to the non-controlling interest	304	—	—		—		304

Net earnings attributable to Kewaunee Scientific Corporation	$18,753	$5,036	$(2,453)		$(2,757)		$18,579

Net earnings per share attributable to Kewaunee Scientific Corporation stockholders
Basic	$6.51						$6.45	(e)
Diluted	$6.38						$6.32	(e)
Weighted average number of common shares outstanding
Basic	2,879						2,879
Diluted	2,938						2,938

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

Kewaunee and Nu Aire’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. As discussed in Note 2, certain reclassifications were made to align Kewaunee and Nu Aire’s financial statement presentation. Kewaunee is currently in the process of evaluating Nu Aire’s accounting policies and as a result of that review, additional differences could be identified between the accounting policies of the two companies. With the information currently available, Kewaunee has determined that no significant adjustments are necessary to conform Nu Aire’s financial statements to the accounting policies used by Kewaunee.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with Kewaunee as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical financial statements of Kewaunee and Nu Aire. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the aggregate consideration depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the aggregate consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. The allocation of the aggregate consideration set forth herein is preliminary and will be revised as additional information becomes available during the measurement period, which could be up to twelve months from the Closing Date. Any such revisions or changes may be material.

Pursuant to Rule 11-02(c)(3) of Regulation S-X, if the fiscal year end of an acquired entity differs from the acquirer’s fiscal year end by more than 93 days, the acquired entity’s statement of operations must be brought up within 93 days of the acquirer’s fiscal year end.

The unaudited pro forma condensed combined balance sheet, as of October 31, 2024, the unaudited pro forma condensed combined statement of operations for the six months ended October 31, 2024 and the unaudited pro forma condensed combined statement of operations for the year ended April 30, 2024, presented herein, are based on the historical financial statements of Kewaunee and Nu Aire. As a result of Kewaunee having a different fiscal period-end than Nu Aire, the unaudited pro forma condensed combined financial information has been aligned as follows:

The unaudited pro forma condensed combined balance sheet as of October 31, 2024 is presented as if the Acquisition and debt financing had occurred on October 31, 2024 and combines the historical balance sheet of Kewaunee as of October 31, 2024 with the unaudited accounting records of Nu Aire as of October 31, 2024.

•

The unaudited pro forma condensed combined statement of operations for the six months ended October 31, 2024 has been prepared as if the Acquisition and debt financing had occurred on May 1, 2023 and combines Kewaunee’s historical statement of operations for the six months ended October 31, 2024 with Nu Aire’s historical statement of operations for the six months ended October 31, 2024.

•

Nu Aire’s historical statement of operations for the six months ended October 31, 2024 was derived from the historical statement of operations for the twelve months ended September 30, 2024 and Nu Aire’s internal accounting records.

•

The unaudited pro forma condensed combined statement of operations for the year ended April 30, 2024 has been prepared as if the Acquisition and debt financing had occurred on May 1, 2023 and combines Kewaunee’s historical statement of operations for the fiscal year ended April 30, 2024 with Nu Aire’s historical statement of operations for the 12 months ended April 30, 2024.

•

Nu Aire’s historical statement of operations for the 12 months ended April 30, 2024 was derived from the historical statement of operations for the twelve months ended September 30, 2023 and September 30, 2024 and Nu Aire’s internal accounting records.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dissynergies, operating efficiencies or cost savings that may result from the Acquisition or any integration costs that may be incurred. The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that Kewaunee believes are reasonable under the circumstances. Kewaunee is not aware of any material transactions between Kewaunee and Nu Aire during the periods presented. Accordingly, adjustments to eliminate transactions between Kewaunee and Nu Aire have not been reflected in the unaudited pro forma condensed combined financial information.

Note 2 - Nu Aire reclassification adjustments

During the preparation of this unaudited pro forma condensed combined financial information, management performed a preliminary analysis of Nu Aire’s financial information to identify differences in financial statement presentation as compared to the financial statement presentation of Kewaunee. Certain reclassification adjustments have been made to conform Nu Aire’s historical financial statement presentation to Kewaunee’s financial statement presentation. Kewaunee is currently in the process of conducting a more detailed review of reclassifications, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

A)	Refer to the table below for a summary of reclassification adjustments made to Nu Aire’s balance sheet as of October 31, 2024 in order to conform the presentation with that of Kewaunee:

($ in thousands)
Nu Aire, Inc. Historical Condensed Consolidated Balance Sheet Line Items	Kewaunee Scientific Corporation Historical Condensed Consolidated Balance Sheet Line Items	Nu Aire, Inc. Historical Condensed Consolidated Balances As of October 31, 2024	Reclassification	Notes	Nu Aire, Inc. Reclassed As of October 31, 2024
Cash and Cash Equivalents	Cash and cash equivalents	$1,245	$—		$1,245
Accounts Receivable, Net of Allowance for Credit Losses	Receivables, less allowance	10,650	—		10,650
Inventories, Net	Inventories	13,108	—		13,108
Prepaid Expenses	Prepaid expenses and other current assets	672	155	(a)	827
Income Taxes Receivable		155	(155)	(a)	—
Total Property and Equipment (at Depreciated Cost)	Net Property, Plant and Equipment	2,514	—		2,514
Operating Right-of-Use Asset, Net	Right of use assets	6,320	—		6,320
Deferred Tax Asset	Deferred income taxes	618	—		618
Deposits	Other assets	7	—		7
Current Portion of Lease Liability - Operating	Current portion of operating lease liabilities	1,311	—		1,311
Accounts Payable	Accounts payable	4,370	(77)	(b)	4,293
Accrued Compensation	Employee compensation and amounts withheld	1,828	814	(b), (c), (d)	2,642
Accrued Commissions		916	(916)	(c)	—
	Deferred revenue	—	636	(c)	636
Other Accrued Expenses	Other accrued expenses	2,239	(349)	(d), (e), (f)	1,890
Income Taxes Payable		108	(108)	(f)	—
Long-Term Lease Liability - Operating (Less Current Portion)	Long-term portion of operating lease liabilities	5,289	—		5,289
Common Stock	Common stock	30	—		30
Additional Paid-In Capital	Additional paid-in-capital	12	—		12
Retained Earnings	Retained earnings	19,186	—		19,186

a)	Reclassification of $0.2 million of Income Taxes Receivable to Prepaid expenses and other current assets.
b)	Reclassification of $0.1 million of Accounts Payable to Employee compensation and amounts withheld.
c)	Reclassification of $0.9 million of Accrued Commissions to Employee compensation and amounts withheld.
d)	Reclassification of $0.2 million of Accrued Compensation to Other accrued expenses.
e)	Reclassification of $0.6 million of Other Accrued Expenses to Deferred revenue.
f)	Reclassification of $0.1 million of Income Taxes Payable to Other accrued expenses.

B)	Refer to the table below for a summary of adjustments made to present Nu Aire’s statement of operations for the six months ended October 31, 2024 to conform with that of Kewaunee’s:

($ in thousands)

Nu Aire, Inc. Historical Condensed Consolidated Statement of Operations Line Items	Kewaunee Scientific Corporation Historical Condensed Consolidated Statement of Operations Line Items	Nu Aire, Inc. Six Months Ended October 31, 2024	Reclassification	Notes	Nu Aire, Inc. Reclassed Six Months Ended October 31, 2024
Net Revenues	Net sales	$36,224	$—		$36,224
Cost of Revenues	Cost of products sold	25,885	—		25,885
Total Operating Expense	Operating expenses	9,125	—		9,125
Other Income	Other income, net	234	338	(a)	572
Interest Income - Net		338	(338)	(a)	—
Provision for Income Taxes	Income tax (benefit) expense	18	—		18

a)	Reclassification of $0.3 million of Interest Income - Net to Other income, net.

C)	Refer to the table below for a summary of adjustments made to present Nu Aire’s statement of operations for the year ended April 30, 2024 to conform with that of Kewaunee’s:

($ in thousands)

Nu Aire, Inc. Historical Condensed Consolidated Statement of Operations Line Items	Kewaunee Scientific Corporation Historical Condensed Consolidated Statement of Operations Line Items	Nu Aire, Inc. Year Ended April 30, 2024	Reclassification	Notes	Nu Aire, Inc. Reclassed Year Ended April 30, 2024
Net Revenues	Net sales	$80,875	$—		$80,875
Cost of Revenues	Cost of products sold	55,054	—		55,054
Total Operating Expense	Operating expenses	20,169	—		20,169
Other Income	Other income, net	95	323	(a)	418
Interest Income - Net		323	(323)	(a)	—
Provision for Income Taxes	Income tax (benefit) expense	1,034	—		1,034

a)	Reclassification of $0.3 million of Interest Income - Net to Other income, net.

Note 3 – Preliminary purchase price allocation

Preliminary Aggregate Acquisition Consideration

The following table summarizes the preliminary aggregate acquisition consideration for Nu Aire:

($ in thousands)	Amount
Cash paid to Nu Aire	$27,744
Subordinated Promissory Notes due to Nu Aire	23,000
Payment of Nu Aire transaction expenses	311
Cash paid to escrow	1,000

Preliminary aggregate acquisition consideration (“Purchase Price”)	$52,055

Preliminary Aggregate Acquisition Consideration Allocation

The assumed accounting for the Acquisition, including the preliminary aggregate acquisition consideration, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon the preliminary estimate of fair values. For the preliminary estimate of fair values of assets acquired and liabilities assumed of Nu Aire, Kewaunee used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. Kewaunee is expected to use widely accepted income-based, market-based, and cost-based valuation approaches upon finalization of purchase accounting for the Acquisition. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The unaudited pro forma adjustments are based upon available information and certain assumptions that Kewaunee believes are reasonable under the circumstances. The purchase price allocation set forth herein is preliminary and will be revised as additional information becomes available during the measurement period, which could be up to twelve months from the Closing Date. Any such revisions or changes may be material.

The following table summarizes the preliminary aggregate acquisition consideration allocation, as if the Acquisition had been completed on October 31, 2024:

($ in thousands)	Amount
Assets:
Cash and cash equivalents	$1,245
Receivables, less allowance	10,650
Inventories (i)	13,744
Prepaid expenses and other current assets	827
Net Property, Plant and Equipment (ii)	7,095
Goodwill	13,029
Intangibles, net (iii)	18,600
Right of use assets	7,564
Deferred income taxes(iv)	(4,645)
Other assets	7
Liabilities:
Current portion of operating lease liabilities	(1,311)
Accounts payable	(4,293)
Employee compensation and amounts withheld	(2,642)
Deferred revenue	(636)
Other accrued expenses	(1,890)
Long-term portion of operating lease liabilities	(5,289)

Preliminary aggregate acquisition consideration (“Purchase Price”)	$52,055

i)

The unaudited pro forma condensed combined balance sheet has been adjusted to record Nu Aire’s inventories at a preliminary fair value of approximately $13.7 million, an increase of $0.6 million from the carrying value. The unaudited pro forma condensed combined statement of operations for the year ended April 30, 2024 has been adjusted to recognize additional cost of products sold related to the increased basis. The additional costs are not anticipated to affect the condensed combined statement of operations beyond twelve months after the acquisition date.

ii)

The unaudited pro forma condensed combined balance sheet has been adjusted to record Nu Aire’s property, plant and equipment at a preliminary fair value of approximately $7.1 million, an increase of $4.6 million from the carrying value. The unaudited pro forma condensed combined statement of operations have been adjusted to recognize additional depreciation expense related to the increased basis under cost of products sold and operating expenses. Refer to Notes 5(a) and 5(b) below for additional information on the incremental depreciation expense recorded in each period.

iii)	Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consists of the following:

($ in thousands)	Preliminary Fair Value	Estimated Useful Life
Preliminary fair value of intangible assets acquired:
Customer relationships	$9,800	10
Trade names and trademarks	4,900	—
Developed technology	3,900	7

Intangible assets acquired	$18,600

A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the amortization expense of approximately $76,857 for the six months ended October 31, 2024 and $153,714 for the year ended April 30, 2024. Pro forma amortization is preliminary and based on the use of straight-line amortization. The amount of amortization following the Acquisition may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

iv)	The adjustment to deferred tax assets was derived based on incremental differences in the book and tax basis created from the preliminary purchase allocation.

Note 4 – Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

Adjustments included in the Transaction Accounting Adjustments column and Transaction Accounting Adjustments – Financing column in the accompanying unaudited pro forma condensed combined balance sheet as of October 31, 2024 are as follows:

(a)	Reflects adjustment to cash and cash equivalents:

($ in thousands)	Amount
Pro forma transaction accounting adjustments:
Cash consideration paid to Nu Aire	$(27,744)
Cash payment of Nu Aire transaction expenses	(311)
Cash payment to escrow	(1,000)

Net pro forma transaction accounting adjustments to cash and cash equivalents	$(29,055)
Pro forma transaction accounting adjustments - financing:
Cash from new debt financing, net of debt issuance costs	$20,050

(b)	Reflects the preliminary purchase accounting adjustment for inventories, net based on the acquisition method of accounting.

($ in thousands)	Amount
Pro forma transaction accounting adjustments:
Elimination of Nu Aire’s inventories, net	$(13,108)
Preliminary fair value of acquired inventories, net	13,744

Net pro forma transaction accounting adjustment to inventories, net	$636

Represents the adjustment of acquired inventories, net to its preliminary estimated fair value. The step up in inventories, net to fair value will increase cost of products sold as the inventories are sold, which for purposes of these pro forma financial statements is assumed to occur within the first year after the Acquisition.

(c)	Reflects the preliminary purchase accounting adjustment for property, plant and equipment based on the acquisition method of accounting.

($ in thousands)	Amount
Pro forma transaction accounting adjustments:
Elimination of Nu Aire’s historical net book value of property, plant & equipment	$(2,514)
Preliminary fair value of acquired property, plant & equipment	7,095

Net pro forma transaction accounting adjustments to property, plant & equipment	$4,581

(d)	Preliminary goodwill adjustment of $13.0 million which represents the excess of the estimated purchase price over the preliminary fair value of the underlying assets acquired and liabilities assumed.

(e)

Reflects the preliminary purchase accounting adjustment for estimated intangibles of $18.6 million based on the acquisition method of accounting. Refer to Note 3 above for additional information on the acquired intangible assets expected to be recognized.

(f)

Reflects the preliminary purchase accounting adjustment to right-of-use assets of $1.2 million, to measure the operating lease right-of-use assets at the same amount as the associated lease liability in accordance with the acquisition method of accounting, and also reflects the net favorable terms of the leases when compared with market terms. The calculated value is preliminary and subject to change and could vary materially from the final purchase price allocation.

(g)

Represents the adjustment to deferred tax assets of $5.3 million associated with the incremental differences in the book and tax basis created from the preliminary purchase allocation, primarily resulting from the preliminary fair value of intangible assets. These adjustments were based on the applicable statutory tax rate with the respective estimated purchase price allocation. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

(h)	Reflects the Revolving Credit Facility, Term Loan, and the Seller Notes to fund a portion of the Acquisition. The adjustment to current and long-term debt is comprised of the following items:

($ in thousands)	Current portion of financing liability	Long-term portion of financing liability	Total
Pro forma transaction accounting adjustments—financing:
Revolving Credit Facility (i)	$—	$5,563	$5,563
Term Loan	3,000	12,000	15,000
Seller Notes	—	22,540	22,540

Net pro forma transaction accounting adjustments -financing to current portion of long-term debt and long-term debt	$3,000	$40,103	$43,103

i)	$0.1 million of fees related to the establishment of the $20.0 million senior secured revolving credit facility pursuant to the Loan Agreement is capitalized to other assets.

(i)

Represents additional transaction costs to be incurred by Kewaunee subsequent to October 31, 2024. These costs are not expected to affect Kewaunee’s condensed combined statement of operations beyond twelve months after the acquisition date.

(j)	Reflects the adjustments to Stockholders’ equity:

($ in thousands)	Common Stock	Additional Paid-in Capital	Retained Earnings
Pro forma transaction accounting adjustments:
Elimination of Nu Aire’s historical equity	$(30)	$(12)	$(19,186)
Estimated transaction costs (i)	—	—	(698)

Net pro forma transaction accounting adjustments to equity	$(30)	$(12)	$(19,884)

i)	These costs consist of financial advisory, legal advisory, accounting and consulting costs.

Note 5 – Pro Forma Adjustments to the Unaudited Condensed Combined Statement of Operations

Adjustments included in the Transaction Accounting Adjustments column and Transaction Accounting Adjustments – Financing column in the accompanying unaudited pro forma condensed combined statement of operations for the six months ended October 31, 2024 and fiscal year ended April 30, 2024 are as follows:

(a) Reflects the adjustments to cost of products sold. This includes $636,000 for the fiscal year ended April 30, 2024, relating to the estimated fair value of inventories recognized through cost of products sold during the first year after the Acquisition and $8,696 and $2,011 for the six months ended October 31, 2024 and fiscal year ended April 30, 2024, respectively, relating to the incremental depreciation expense from the fair value adjustment to property, plant and equipment.

(b) Reflects the adjustments to operating expenses including the amortization of the estimated fair value of intangibles, the incremental depreciation expense from the fair value adjustment to property, plant, and equipment, and the estimated transaction costs expensed.

($ in thousands)	For the Six Months Ended October 31, 2024	For the Year Ended April 30, 2024
Pro forma transaction accounting adjustments:
Amortization of intangible assets	$882	$1,764
Property, plant and equipment depreciation step-up	23	5
Expected transaction expenses (i)	—	698

Net pro forma transaction accounting adjustment to operating expenses	$905	$2,467

i)

Represents additional transaction costs to be incurred by Kewaunee subsequent to October 31, 2024. These costs are not expected to affect Kewaunee’s condensed combined statement of operations beyond twelve months after the acquisition date.

(c) Reflects the expense related to the financing and amortization of issuance costs related to the Acquisition:

($ in thousands)	For the Six Months Ended October 31, 2024	For the Year Ended April 30, 2024
Pro forma transaction accounting adjustments—financing:
Revolving Credit Facility	$(266)	$(512)
Term Loan	(378)	(905)
Seller Notes	(1,090)	(2,062)

Net pro forma transaction accounting adjustments—financing to interest expense	$(1,734)	$(3,479)

The new interest expense on transaction financing adjustments included in the unaudited pro forma condensed combined statement of operations reflect the interest expense associated with new debt from the commitment parties. Interest was recognized for the Revolving Credit Facility, Term Loan, and the Seller Notes using the effective interest method with the rate equal to the Adjusted Secured Overnight Financing Rate (“SOFR”) plus 1.6% per annum for the Revolving Facility and Term Loan, and 8.0% for the Seller Notes. The costs incurred to secure the Revolving Credit Facility of $5,250 and $10,500 for the six months ended October 31, 2024 and fiscal year ended April 30, 2024, respectively, are amortized to operating expenses on a straight-line basis over the five year term of the commitment.

A sensitivity analysis on interest expense has been performed to assess the effect of a 12.5 basis point change of the hypothetical interest on the debt financing. This change would cause a corresponding increase or decrease in the interest expense of approximately $28,900 for the six months ending October 31, 2024 and $55,969 for the year ended April 30, 2024.

(d) To record the income tax impact of the pro forma adjustments utilizing a statutory income tax rate in effect of 21% for the year ended April 30, 2024 and for the six months ended October 31, 2024. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-Acquisition activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

(e) In connection with the Acquisition, no additional shares were issued. Accordingly, the pro forma basic and diluted weighted average shares outstanding are as follows:

($ and shares in thousands, except per share amounts)	For the Six Months Ended October 31, 2024	For the Year Ended April 30, 2024
Pro forma net earnings per share:
Pro forma net earnings attributable to Kewaunee Scientific Corporation stockholders	$4,873	$18,579
Weighted average shares outstanding - basic	2,861	2,879
Weighted average shares outstanding - diluted	2,971	2,938
Pro forma earnings per share attributable to common stockholders - basic	$1.70	$6.45

Pro forma earnings per share attributable to common stockholders - diluted	$1.64	$6.32